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                                                                    Exhibit 99.1

                                                           [STEEL DYNAMICS LOGO]

Press Release                               6714 Pointe Inverness Way, Suite 200
March 16, 2005                                        Fort Wayne, IN  46804-7932
                                                             260.459.3553 Phone
                                                               260.969.3590 Fax
                                                          www.steeldynamics.com
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STEEL DYNAMICS REVISES OUTLOOK FOR FIRST QUARTER AND ISSUES COMMENTS ON SECOND

FORT WAYNE, INDIANA, March 16, 2005- Steel Dynamics, Inc. (NASDAQ:STLD) today issued an outlook for the first half of 2005 that forecasts lower than previously expected first quarter results but a stronger and substantially improved second quarter.

Steel Dynamics now expects first quarter 2005 diluted earnings per share to be in the range of $1.10 to $1.20. The company's first quarter results will be well above the earnings per diluted share of $0.58 reported by the company in the first quarter of 2004. The expected results will be below previous guidance due to soft market conditions lasting longer than previously expected, higher than expected raw material costs and unplanned production outages that will result in reduced shipments. The company expects second quarter 2005 results to be substantially stronger than the first quarter, up some 30 to 40 percent. With an outlook for lower imports and sustained strength in domestic steel markets, full-year 2005 earnings could match or exceed 2004's performance.

Steel markets have been seasonally slower to rebound than expected. As a result, the quarter's average selling prices as well as shipping volumes will be somewhat lower than previously contemplated. Soft market conditions have persisted as service centers and end users of steel products have been working off excess inventory created by substantial imports in the second half of 2004. The company continues to believe that steel markets will improve in the second quarter as inventories are consumed and end-user demand remains strong in the domestic and offshore markets.

Since Steel Dynamics uses the first-in-first-out method of accounting for inventories, the lower prices paid for scrap purchased in the first quarter will begin to have a significant positive impact on the company's production costs in the second quarter.

The unplanned production outages were due to equipment problems at our flat rolled and bar products production facilities and have since been corrected.
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Forward Looking Statements

This press release contains predictive statements about future events, including statements related to future shipments, sales and earnings of the company, the economic environment, particularly the effects of global and U.S. supply and demand for steel, the company's successful production and marketing of new products, operation of production facilities, and future financial benefits to the company as a result of operating these facilities and selling these products. These statements are intended to be made as "forward-looking," subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from current expectations.

The company refers you to a detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in Steel Dynamics' December 31, 2004 Annual Report on Form 10-K under the "Forward Looking Statements" heading and in the section on "Risk Factors," as well as in other reports which the company from time to time files with the Securities and Exchange Commission. These reports are available publicly on the SEC's Web site, www.sec.gov and on the company's Web site, www.steeldynamics.com.

Contact: Fred Warner, Investor Relations Manager, (260) 969-3564 or fax (260)
         969-3590 f.warner@steeldynamics.com